ELECTRO SCIENTIFIC INDUSTRIES, INC.
2004 STOCK INCENTIVE PLAN
(As amended January 25, 2005, April 20, 2005, October 25, 2007, May 12, 2011, December 21, 2012, August 21, 2014, August 18, 2015 and August 18, 2016)
1.Purpose. The purpose of this 2004 Stock Incentive Plan (the “Plan”) is to enable Electro Scientific Industries, Inc. (the “Company”) to attract and retain the services of (i) selected employees, officers and directors of the Company or any parent or subsidiary of the Company and (ii) selected non-employee agents, consultants, advisors and independent contractors of the Company or any parent, subsidiary of the Company. For purposes of this Plan, a person is considered to be employed by or in the service of the Company if the person is employed by or in the service of any entity (the “Employer”) that is either the Company or a parent or subsidiary of the Company.

2.Shares Subject to the Plan. Subject to adjustment as provided below and in Section 12, the shares to be offered under the Plan shall consist of Common Stock of the Company (“Common Stock”), and the total number of shares of Common Stock that may be issued under the Plan shall be 4,750,000 shares plus any shares that at the time the Plan is approved by shareholders are available for grant under the Company’s 1989 Stock Option Plan, 1996 Stock Incentive Plan and 2000 Stock Option Incentive Plan, which plans were previously approved by shareholders of the Company, and the Company’s 2000 Stock Option Plan, which plan was not previously approved by the Company’s shareholders (collectively, the “Prior Plans”), or that may subsequently become available for grant under any of the Prior Plans through the expiration, termination, forfeiture or cancellation of grants. If an option, stock appreciation right or Performance-Based Award granted under the Plan expires, terminates or is canceled, the unissued shares subject to that option, stock appreciation right or Performance-Based Award shall again be available under the Plan. If shares awarded as a bonus pursuant to Section 9 or sold pursuant to Section 10 under the Plan are forfeited to or repurchased by the Company, the number of shares forfeited or repurchased shall again be available under the Plan. Shares used to satisfy tax obligations related to an award, other than for a stock option or stock appreciation right, will not become available for future grant under the Plan.

3.Effective Date and Duration of Plan.

3.1    Effective Date. The Plan shall become effective as of July 15, 2004. No awards shall be made under the Plan until the Plan is approved by shareholders of the Company in accordance with rules of The Nasdaq Stock Market.
3.2    Duration. The Plan shall continue in effect until all shares available for issuance under the Plan have been issued and all restrictions on the shares have lapsed. The Board of Directors may suspend or terminate the Plan at any time except with respect to Awards then outstanding under the Plan. Termination shall not affect any Awards or any right of the Company to repurchase shares or the forfeitability of shares issued under the Plan.

4.Administration.

4.1    Board of Directors. The Plan shall be administered by the Board of Directors of the Company, which shall determine and designate the individuals to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards. Subject to the provisions of the Plan, including without limitation the provisions of Section 19 which limit the ability of the Board of Directors to accelerate awards except in the case of death, disability, or a Transaction as provided in Section 12.2, the Board of Directors may adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to shares (except those restrictions imposed by law) and make all other determinations in the judgment of the Board of Directors necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Board of Directors shall be final and conclusive. The Board of Directors may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it deems expedient to carry the Plan into effect, and the Board of Directors shall be the sole and final judge of such expediency.

4.2    Committee. The Board of Directors may delegate to any committee of the Board of Directors (the “Committee”) any or all authority for administration of the Plan. If authority is delegated to the Committee, all references to the Board of Directors in the Plan shall mean and relate to the Committee, except (i) as otherwise provided by the Board of Directors and (ii) that only the Board of Directors may amend or terminate the Plan as provided in Sections 3 and 13.

5.Types of Awards; Eligibility; Limitations.

5.1    Types of Awards, Eligibility. The Board of Directors may, from time to time, take the following actions, separately or in combination, under the Plan (“Awards”): (i) grant Incentive Stock Options, as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), as provided in Sections 6.1, 6.2 and 8; (ii) grant options other than Incentive Stock Options (“Non-Statutory Stock Options”) as provided in Sections 6.1, 6.3 and 8; (iii) grant stock appreciation rights as provided in Sections 7 and 8; (iv) award stock bonuses (including bonuses in the form of restricted stock units) as provided in Section 9; (v) sell shares subject to restrictions as provided in Sections 10; (vi) award Performance-Based Awards as provided in Section 11. Awards may be made to employees, including employees who are officers or directors, and to non-employee directors; provided, however, that only employees of the Company or any parent or subsidiary of the Company (as defined in subsections 424(e) and 424(f) of the Code) are eligible to receive Incentive Stock Options under the Plan. The Board of Directors shall select the individuals to whom awards shall be made and shall specify the action taken with respect to each individual to whom an award is made.

5.2    Per Employee Share Limitations. No employee may be granted options and/or stock appreciation rights for more than an aggregate of 500,000 shares of Common Stock in any calendar year or restricted stock or restricted stock units (including, for the avoidance of doubt, performance-based restricted stock units) for more than an aggregate of 650,000 shares of Common Stock in any calendar year; provided, however, that to the extent the annual limitation is not fully used in any year for an employee, any shares not used may be added to the number of shares for which options and/or stock appreciation rights or restricted stock and/or restricted stock units, as applicable, may be granted to that employee in any future year.

5.3    Maximum Number of Shares Issuable Upon Exercise of ISOs. The maximum aggregate number of shares of Common Stock that may be issued under the Plan upon exercise of Incentive Stock Options will not exceed 9,568,684 shares.

5.4    Reservation of Additional Shares. Except as provided in Section 12, additional shares of Common Stock may not be reserved for issuance under the Plan without the approval of the Company’s shareholders.

6.Stock Options.

6.1    General Rules Relating to Options.
6.1-1Terms of Grant. The Board of Directors may grant options under the Plan. With respect to each option grant, the Board of Directors shall determine the number of shares subject to the option, the exercise price, the period of the option, the time or times at which the option may be exercised and whether the option is an Incentive Stock Option or a Non-Statutory Stock Option.

6.1-2Nontransferability. Each Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other option granted under the Plan by its terms (i) shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee’s domicile at the time of death, and (ii) during the optionee’s lifetime, shall be exercisable only by the optionee. No stock option may be transferred by an optionee in exchange for cash or property.

6.1-3Purchase of Shares. Unless the Board of Directors determines otherwise, on or before the date specified for completion of the purchase of shares pursuant to an option exercise, the optionee must pay the Company the full purchase price of those shares in cash or by check or, with the consent of the Board of Directors, in whole or in part, in Common Stock of the Company valued at fair market value, restricted stock or other contingent awards denominated in either stock or cash, promissory notes and other forms of consideration. Unless otherwise determined by the Board of Directors, any Common Stock provided in payment of the purchase price must have been previously acquired and held by the optionee for at least six months. The fair market value of Common Stock provided in payment of the purchase price shall be the closing price of the Common Stock last reported before the time payment in Common Stock is made or, if earlier, committed to be made, if the Common Stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors. No shares shall be issued until full payment for the shares has been made, including all amounts owed for tax withholding. With the consent of the Board of Directors, an optionee may request the Company to apply automatically the shares to be received upon the exercise of a portion of a stock option (even though stock certificates have not yet been issued) to satisfy the purchase price for additional portions of the option.

6.2    Incentive Stock Options. Incentive Stock Options shall be subject to the following additional terms and conditions:
6.2-1Limitation on Amount of Grants. If the aggregate fair market value of stock (determined as of the date the option is granted) for which Incentive Stock Options granted under this Plan (and any other stock incentive plan of the Company or its parent or subsidiary corporations, as defined in subsections 424(e) and 424(f) of the Code) are exercisable for the first time by an employee during any calendar year exceeds $100,000, the portion of the option or options not exceeding $100,000, to the extent of whole shares, will be treated as an Incentive Stock Option and the remaining portion of the option or options will be treated as a Non-Statutory Stock Option. The preceding sentence will be applied by taking options into account in the order in which they were granted. If, under the $100,000 limitation, a portion of an option is treated as an Incentive Stock Option and the remaining portion of the option is treated as a Non-Statutory Stock Option, unless the optionee designates otherwise at the time of exercise, the optionee’s exercise of all or a portion of the option will be treated as the exercise of the Incentive Stock Option portion of the option to the full extent permitted under the $100,000 limitation. If an optionee exercises an option that is treated as in part an Incentive Stock Option and in part a Non-Statutory Stock Option, the Company will designate the portion of the stock acquired pursuant to the exercise of the Incentive Stock Option portion as Incentive Stock Option stock by issuing a separate certificate for that portion of the stock and identifying the certificate as Incentive Stock Option stock in its stock records.

6.2-2Limitations on Grants to 10 percent Shareholders. An Incentive Stock Option may be granted under the Plan to an employee possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (as defined in subsections 424(e) and 424(f) of the Code) only if the option price is at least 110 percent of the fair market value, as described in Section 6.2-4, of the Common Stock subject to the option on the date it is granted and the option by its terms is not exercisable after the expiration of five years from the date it is granted.

6.2-3Duration of Options. Subject to Sections 6.2-2, 8.1 and 8.2, Incentive Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that by its terms no Incentive Stock Option shall be exercisable after the expiration of 10 years from the date it is granted.

6.2-4Option Price. The option price per share shall be determined by the Board of Directors at the time of grant. The option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Incentive Stock Option at the date the option is granted. The fair market value shall be the closing price of the Common Stock last reported on the date the option is granted, if the stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors.

6.2-5Limitation on Time of Grant. No Incentive Stock Option shall be granted on or after the tenth anniversary of the last action by the Board of Directors adopting the Plan or approving an increase in the number of shares available for issuance under the Plan, which action was subsequently approved within 12 months by the shareholders.

6.2-6Early Dispositions. If within two years after an Incentive Stock Option is granted or within 12 months after an Incentive Stock Option is exercised, the optionee sells or otherwise disposes of Common Stock acquired on exercise of the Option, the optionee shall within 30 days of the sale or disposition notify the Company in writing of (i) the date of the sale or disposition, (ii) the amount realized on the sale or disposition and (iii) the nature of the disposition (e.g., sale, gift, etc.).
6.3    Non-Statutory Stock Options. Non-Statutory Stock Options shall be subject to the following terms and conditions, in addition to those set forth in Sections 6.1 and 8.

6.3-1Option Price. The option price for Non-Statutory Stock Options shall be determined by the Board of Directors at the time of grant. The option price shall not be less than 100 percent of the fair market value of the Common Stock covered by the Non-Statutory Stock Option at the date the option is granted. The fair market value shall be the closing price of the Common Stock last reported on the date the option is granted, if the stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors.

6.3-2Duration of Options. Non-Statutory Stock Options granted under the Plan shall continue in effect for the period fixed by the Board of Directors, except that no Non-Statutory Option shall be exercisable after the expiration of 10 years from the date it is granted.

7.Stock Appreciation Rights.

7.1Grant. Stock appreciation rights may be granted under the Plan by the Board of Directors, subject to such rules, terms, and conditions as the Board of Directors prescribes. The Board of Directors may provide that stock appreciation rights may be granted in substitution for stock options granted under the Plan. With respect to each grant, the Board shall determine the number of shares subject to the stock appreciation right, the exercise price of the stock appreciation right, the period of the stock appreciation right, and the time or times at which the stock appreciation right may be exercised. T he exercise price of a stock appreciation right shall not be less than 100 percent of the fair market value of the Common Stock covered by the stock appreciation right on the date the stock appreciation right is granted. The fair market value shall be the closing price of the Common Stock last reported on the date the stock appreciation right is granted, if the stock is publicly traded, or another value of the Common Stock as specified by the Board of Directors. Stock appreciation rights shall continue in effect for the period fixed by the Board of Directors., not to exceed ten years.

7.2Stock Appreciation Rights Granted in Connection with Options. If a stock appreciation right is granted in connection with an option, the stock appreciation right shall be exercisable only to the extent and on the same conditions that the related option could be exercised. Upon exercise of a stock appreciation right, any option or portion thereof to which the stock appreciation right relates terminates. If a stock appreciation right is granted in connection with an option, upon exercise of the option, the stock appreciation right or portion thereof to which the grant relates terminates.

7.3Exercise. Each stock appreciation right shall entitle the holder, upon exercise, to receive from the Company in exchange therefor an amount equal in value to the excess of the fair market value on the date of exercise of one share of Common Stock of the Company over the exercise price as determined by the Board of Directors (or, in the case of a stock appreciation right granted in connection with an option, the option price per share under the option to which the stock appreciation right relates), multiplied by the number of shares covered by the stock appreciation right, or portion thereof, that is surrendered. Payment by the Company upon exercise of a stock appreciation right may be made in Common Stock valued at fair market value, in cash, or partly in Common Stock and partly in cash, all as determined by the Board of Directors. For this purpose, the fair market value of the Common Stock shall be the closing price of the Common Stock last reported before the time of exercise, or such other value of the Common Stock as specified by the Board of Directors.

7.4Fractional Shares. No fractional shares shall be issued upon exercise of a stock appreciation right. In lieu thereof, cash may be paid in an amount equal to the value of the fraction or, if the Board of Directors shall determine, the number of shares may be rounded downward to the next whole share.

7.5Nontransferability. Each stock appreciation right granted in connection with an Incentive Stock Option and, unless otherwise determined by the Board of Directors, each other stock appreciation right granted under the Plan, by its terms shall be nonassignable and nontransferable by the holder, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the holder’s domicile at the time of death, and each stock appreciation right by its terms shall be exercisable during the holder’s lifetime only by the holder. No stock appreciation right may be transferred by the holder in exchange for cash or property.

8.Exercise of Options and Stock Appreciation Rights.

8.1Exercise. Except as provided in Section 8.2 or as determined by the Board of Directors, no option or stock appreciation right granted under the Plan may be exercised unless at the time of exercise the holder is employed by or in the service of the Company and shall have been so employed or provided such service continuously since the date the option or stock appreciation right was granted. Except as provided in Sections 8.2, 12 and 17, options and stock appreciation rights granted under the Plan may be exercised from time to time over the period stated in each option or stock appreciation right in amounts and at times prescribed by the Board of Directors, provided that options and stock appreciation rights may not be exercised for fractional shares. Except as provided in Section 12 or in the provisions of an award agreement addressing treatment of an award in a Transaction (as defined in Section 12.2), no stock option or stock appreciation right granted under the Plan shall be exercisable until at least twelve months after the date it was granted, except that awards may be made under the Plan for stock options and stock appreciation rights that are exercisable in less than twelve months after the date of grant provided that the aggregate number of shares of Common Stock subject to such awards do not to exceed five percent of the total shares reserved for issuance under the Plan. Unless otherwise determined by the Board of Directors, if a holder does not exercise an option or stock appreciation right in any one year for the full number of shares to which the holder is entitled in that year, the holder’s rights shall be cumulative and the holder may acquire those shares in any subsequent year during the term of the option or stock appreciation right.

8.2Termination of Employment or Service.

8.2-1General Rule. Unless otherwise determined by the Board of Directors, if a holder’s employment or service with the Company terminates for any reason other than because of total disability or death as provided in Sections 8.2-2 and 8.2-3, his or her option or stock appreciation right may be exercised at any time before the expiration date of the option or stock appreciation right or the expiration of 3 months after the date of termination, whichever is the shorter period, but only if and to the extent the holder was entitled to exercise the option or stock appreciation right at the date of termination. Notwithstanding the foregoing, unless otherwise determined by the Board of Directors, if a holder’s employment or service with the Company terminates for any reason other than because of total disability or death as provided in Sections 8.2-2 and 8.2-3, and such holder dies before the expiration date of the option or stock appreciation right and the expiration of 3 months after the date of termination, his or her option or stock appreciation right may be exercised at any time before the expiration date of the option or stock appreciation right or before the date 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the holder was entitled to exercise the option or stock appreciation right at the date of termination and only by the person or persons to whom the holder’s rights under the option or stock appreciation right shall pass by the holder’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

8.2-2Termination Because of Total Disability. Unless otherwise determined by the Board of Directors, if a holder’s employment or service with the Company terminates because of total disability, his or her option or stock appreciation right may be exercised at any time before the expiration date of the option or stock appreciation right or before the date 12 months after the date of termination, whichever is the shorter period, but only if and to the extent the holder was entitled to exercise the option or stock appreciation right at the date of termination. The term “total disability” means a medically determinable mental or physical impairment that is expected to result in death or has lasted or is expected to last for a continuous period of 12 months or more and that, in the opinion of the Company and two independent physicians, causes the holder to be unable to perform his or her duties as an employee, director or officer of the Employer and unable to be engaged in any substantial gainful activity. Total disability shall be deemed to have occurred on the first day after the two independent physicians have furnished their written opinion of total disability to the Company and the Company has reached an opinion of total disability.

8.2-3Termination Because of Death. Unless otherwise determined by the Board of Directors, if a holder dies while employed by or providing service to the Company, his or her option or stock appreciation right may be exercised at any time before the expiration date of the option or stock appreciation right or before the date 12 months after the date of death, whichever is the shorter period, but only if and to the extent the holder was entitled to exercise the option or stock appreciation right at the date of death and only by the person or persons to whom the holder’s rights under the option or stock appreciation right shall pass by the holder’s will or by the laws of descent and distribution of the state or country of domicile at the time of death.

8.2-4Amendment of Exercise Period Applicable to Termination. The Board of Directors may at any time extend the 3-month and 12-month exercise periods any length of time not longer than the original expiration date of the option or stock appreciation right.

8.2-5Failure to Exercise Option or Stock Appreciation Right. To the extent that the option or stock appreciation right of any deceased holder or any holder whose employment or service terminates is not exercised within the applicable period, all further rights to purchase shares pursuant to the option or stock appreciation right shall cease and terminate.

8.2-6Leave of Absence. Absence on leave approved by the Employer or on account of illness or disability shall not be deemed a termination or interruption of employment or service. Unless otherwise determined by the Board of Directors, vesting of options and stock appreciation rights shall continue during a medical, family or military leave of absence or other leave approved by the Employer, whether paid or unpaid, and vesting of options and stock appreciation rights shall be suspended during any other unpaid leave of absence.

8.3Notice of Exercise or Surrender. Unless the Board of Directors determines otherwise, shares may be acquired pursuant to an option or stock appreciation right granted under the Plan only upon the Company’s receipt of written notice from the holder of the holder’s binding commitment to purchase shares, specifying the number of shares the holder desires to acquire under the option or stock appreciation right and the date on which the holder agrees to complete the transaction, and, if required to comply with the Securities Act of 1933, containing a representation that it is the holder’s intention to acquire the shares for investment and not with a view to distribution. Unless the Board of Directors determines otherwise, cash may be paid upon surrender of a stock appreciation right granted under the Plan only upon the Company’s receipt of written notice from the holder of the holder’s binding commitment to surrender the stock appreciation right, specifying the number of shares subject to the stock appreciation right being surrendered and the date on which the holder agrees to complete the surrender.

8.4Tax Withholding. Each holder who has exercised an option or stock appreciation right shall, immediately upon notification of the amount due, if any, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If additional withholding is or becomes required (as a result of exercise of an option or stock appreciation right or as a result of disposition of shares acquired pursuant to exercise of an option or stock appreciation right) beyond any amount deposited before delivery of the certificates, the holder shall pay such amount, in cash or by check, to the Company on demand. If the holder fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the holder, including salary, subject to applicable law. With the consent of the Board of Directors, a holder may satisfy this obligation, in whole or in part, by instructing the Company to withhold from the shares to be issued upon exercise or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered in connection with an option exercise shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

8.5Reduction of Reserved Shares. Upon the exercise of an option or stock appreciation right, the number of shares reserved for issuance under the Plan shall be reduced by the number of shares issued upon exercise of the option or stock appreciation right and the number of shares subject to the award that are not issued shall be available for issuance under the Plan. Cash payments of stock appreciation rights shall not reduce the number of shares of Common Stock reserved for issuance under the Plan.

9.Stock Bonuses. The Board of Directors may award shares under the Plan as stock bonuses, including restricted stock units that provide for delivery of Common Stock at a later date. Shares awarded as a bonus shall be subject to the terms, conditions and restrictions determined by the Board of Directors. The restrictions may include restrictions concerning transferability and forfeiture of the shares awarded, together with any other restrictions determined by the Board of Directors. The Board of Directors may require the recipient to sign an agreement as a condition of the award, but may not require the recipient to pay any monetary consideration other than amounts necessary to satisfy tax withholding requirements. The agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors. The certificates representing the shares awarded shall bear any legends required by the Board of Directors. The Company may require any recipient of a stock bonus to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the recipient, including salary, subject to applicable law. With the consent of the Board of Directors, a recipient may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of a stock bonus, the number of shares reserved for issuance under the Plan shall be reduced by the sum of the number of shares issued plus the number of shares withheld to satisfy tax obligations as provided in the immediately preceding sentence.

10.Restricted Stock.
10.1Restricted Stock. The Board of Directors may issue shares under the Plan for any consideration (including promissory notes and services) determined by the Board of Directors. Shares issued under the Plan shall be subject to the terms, conditions and restrictions determined by the Board of Directors; provided, however, that, except as provided in Section 12 or in the provisions of an award agreement addressing treatment of an award in a Transaction (as defined in Section 12.2), any award made under this Section 10 the vesting for which is time-based will provide for a restriction period of at least three years, with the restriction to lapse no more quickly than with respect to one-third of the shares annually over the three-year restriction period. Subject to the provisions of the Plan, the restrictions may include restrictions concerning transferability, repurchase by the Company and forfeiture of the shares issued, together with any other restrictions determined by the Board of Directors. All Common Stock issued pursuant to this Section 10.1 shall be subject to a Restricted Stock Agreement, which shall be executed by the Company and the prospective recipient of the shares before the delivery of certificates representing the shares. The Agreement may contain any terms, conditions, restrictions, representations and warranties required by the Board of Directors.

10.2Other Provisions. The certificates representing shares of restricted stock shall bear any legends required by the Board of Directors. The Company may require any participant receiving restricted stock to pay to the Company in cash or by check upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the participant, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so withheld or delivered shall not exceed the minimum amount necessary to satisfy the required withholding obligation. Upon the issuance of restricted stock, the number of shares reserved for issuance under the Plan shall be reduced by the sum of the number of shares issued and the number of shares withheld to satisfy tax obligations as provided in the immediately preceding sentence.

11.Performance-Based Awards. The Board of Directors may grant awards intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (“Performance-Based

Awards”). Performance-Based Awards shall be denominated at the time of grant either in Common Stock (“Stock Performance Awards”) or in dollar amounts (“Dollar Performance Awards”). Payment under a Stock Performance Award or a Dollar Performance Award shall be made, at the discretion of the Board of Directors, in Common Stock (“Performance Shares”), or in cash or in any combination thereof. Performance-Based Awards shall be subject to the following terms and conditions:

11.1Award Period. The Board of Directors shall determine the period of time for which a Performance-Based Award is made (the “Award Period”).

11.2Performance Goals and Payment. The Board of Directors shall establish in writing objectives (“Performance Goals”) that must be met by the Company or any subsidiary, division or other unit of the Company (“Business Unit”) during the Award Period as a condition to payment being made under the Performance-Based Award. The Performance Goals for each award shall be one or more targeted levels of performance with respect to one or more of the following objective measures with respect to the Company or any Business Unit: earnings, earnings per share, stock price increase, total shareholder return (stock price increase plus dividends), return on equity, return on assets, return on capital, economic value added, sales, revenues, operating income, inventories, inventory turns, cash flows, or any of the foregoing before the effect of acquisitions, divestitures, accounting changes, restructuring and special charges, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence (determined according to criteria established by the Board of Directors). The Board of Directors shall also establish the number of Performance Shares or the amount of cash payment to be made under a Performance-Based Award if the Performance Goals are met or exceeded, including the fixing of a maximum payment (subject to Section 11.4). The Board of Directors may establish other restrictions to payment under a Performance-Based Award, such as a continued employment requirement, in addition to satisfaction of the Performance Goals. Some or all of the Performance Shares may be issued at the time of the award as restricted shares subject to forfeiture in whole or in part if Performance Goals or, if applicable, other restrictions are not satisfied.

11.3Computation of Payment. During or after an Award Period, the performance of the Company or Business Unit, as applicable, during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance-Based Award. If the Performance Goals are met or exceeded, the Board of Directors shall certify that fact in writing and certify the number of Performance Shares earned or the amount of cash payment to be made under the terms of the Performance-Based Award.

11.4Maximum Awards. No participant may receive in any fiscal year Stock Performance Awards under which the aggregate amount payable under the Awards exceeds the equivalent of 650,000 shares of Common Stock or Dollar Performance Awards under which the aggregate amount payable under the Awards exceeds $4,000,000.

11.5Tax Withholding. Each participant who has received Performance Shares shall, upon notification of the amount due, pay to the Company in cash or by check amounts necessary to satisfy any applicable federal, state and local tax withholding requirements. If the participant fails to pay the amount demanded, the Company or the Employer may withhold that amount from other amounts payable to the participant, including salary, subject to applicable law. With the consent of the Board of Directors, a participant may satisfy this obligation, in whole or in part, by instructing the Company to withhold from any shares to be issued or by delivering to the Company other shares of Common Stock; provided, however, that the number of shares so delivered or withheld shall not exceed the minimum amount necessary to satisfy the required withholding obligation.

11.6Effect on Shares Available. The payment of a Performance-Based Award in cash shall not reduce the number of shares of Common Stock reserved for issuance under the Plan. The number of shares of Common Stock reserved for issuance under the Plan shall be reduced by the sum of the number of shares issued upon payment of an award and any shares withheld to satisfy tax obligations as provided in the last sentence of Section 11.5 in the case of Performance-Based Awards that are in the form of performance-based restricted stock units.

12.Changes in Capital Structure.

12.1Stock Splits, Stock Dividends, Changes in Capitalization. If the outstanding Common Stock of the Company is hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of any stock split, combination of shares, dividend payable in shares, recapitalization or reclassification, appropriate adjustment shall be made by the Board of Directors in the number and kind of shares available for grants under the Plan and in all other share amounts set forth in the Plan. In addition, the Board of Directors shall make appropriate adjustment in the number and kind of shares subject to any Awards theretofor granted, and the exercise and settlement prices of those Awards, if any, so that the holder’s proportionate interest before and after the occurrence of the event is maintained without changing the aggregate exercise or settlement price, if any. If any other change to the capital or corporate structure of the Company affecting Common Stock occurs, such as an extraordinary non-recurring dividend in cash or property, in order to prevent or limit diminution or enlargement of benefits or potential benefits intended to be made available under the Plan, the Board of Directors, in its sole discretion, may adjust the number or kind of shares subject to and/or the exercise price of outstanding Awards and make appropriate adjustments to any related share limits in the Plan with respect to Awards; provided that no such adjustments shall be made with respect to stock options or stock appreciation rights in the case of dividends of cash or property that are not extraordinary and non-recurring. Notwithstanding the foregoing, the Board of Directors shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Board of Directors. Any such adjustments made by the Board of Directors shall be conclusive.

12.2Mergers, Reorganizations, Etc. In the event of a merger, consolidation, plan of exchange, acquisition of property or stock, split-up, split-off, spin-off, reorganization or liquidation to which the Company is a party or any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (each, a “Transaction”), the Board of Directors shall, in its sole discretion and to the extent possible under the structure of the Transaction, select one or more of the following alternatives for treating outstanding Awards under the Plan, with the Board of Directors having the discretion to apply different alternatives to various outstanding Awards:
12.2-1Outstanding Awards shall remain in effect in accordance with their terms.

12.2-2Outstanding Awards shall be converted into (a) Awards with respect to stock in one or more of the corporations, including the Company, that are the surviving or acquiring corporations in the Transaction, or (b) in a Transaction in which the consideration received is cash, if determined in the sole discretion of the Board of Directors, a cash obligation of the acquiring entity, with such conversion to occur by assumption of the Plan, assumption of Awards, or substitution of Awards. The amount, type of securities subject thereto and exercise or settlement price of the converted Awards shall be determined by the Board of Directors of the Company, taking into account the relative values of the companies involved in the Transaction and the exchange rate, if any, used in determining shares of the surviving corporation(s) to be held by holders of shares of the Company following the Transaction. Unless otherwise determined by the Board of Directors, the converted Awards shall be vested or released from restrictions on transfer and repurchase and forfeiture rights only to the extent that the vesting requirements or restrictions relating to Awards granted hereunder have been satisfied.

12.2-3The Board of Directors shall provide a period of 30 days or less before the completion of the Transaction during which outstanding Awards may be exercised to the extent then exercisable, and upon the expiration of that period, all outstanding Awards (including Awards that are not options or stock appreciation rights) shall immediately terminate.
12.2-4Outstanding Awards shall be cancelled immediately prior to the completion of the Transaction in exchange for a payment with respect to each vested or exercisable share subject to such cancelled Award in (i) cash, (ii) stock in one or more corporations that are the surviving or acquiring corporations in the Transaction, or (iii) other property which, in any such case, shall have a fair market value equal to the fair market value of the consideration to be paid per share of Common Stock in the Transaction over the exercise or settlement price per share under the Award, if any (the “Spread”). In the event such determination is made by the Board of Directors, the Spread (reduced by applicable withholding taxes, if any) shall be paid to the holders in respect of their cancelled Awards as soon as practicable following the closing of the Transaction. This provision shall not apply to Incentive Stock Options awarded prior to October 25, 2007.

The Board of Directors may, in its sole discretion, accelerate in full or in part the vesting or exercisability of Awards under the Plan and the full or partial release from restrictions on transfer and repurchase or forfeiture rights of Award under the Plan, on such terms and conditions as the Board of Directors may specify prior to the completion of the Transaction.
12.3Dissolution of the Company. In the event of the dissolution of the Company, options and stock appreciation rights shall be treated in accordance with Section 12.2‑3.

12.4Rights Issued by Another Corporation. The Board of Directors may also grant options, stock appreciation rights, stock bonuses and Performance-Based Awards and issue restricted stock under the Plan with terms, conditions and provisions that vary from those specified in the Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, stock appreciation rights, stock bonuses, Performance-Based Awards or restricted stock granted, awarded or issued by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of an acquisition of another entity, business or an interest in another entity whether by merger, stock purchase, asset purchase or other form of transaction.

13.Amendment of the Plan. The Board of Directors may at any time modify or amend the Plan in any respect. Except as provided in Section 12, however, no change in an award already granted shall be made without the written consent of the holder of the award if the change would adversely affect the holder.

14.Approvals. The Company’s obligations under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state or federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange on which the Company’s shares may then be listed, in connection with the grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate state or federal securities laws.

15.Employment and Service Rights. Nothing in the Plan or any award pursuant to the Plan shall (i) confer upon any employee any right to be continued in the employment of an Employer or interfere in any way with the Employer’s right to terminate the employee’s employment at will at any time, for any reason, with or without cause, or to decrease the employee’s compensation or benefits, or (ii) confer upon any person engaged by an Employer any right to be retained or employed by the Employer or to the continuation, extension, renewal or modification of any compensation, contract or arrangement with or by the Employer.

16.Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any shares of Common Stock until the date the recipient becomes the holder of record of those shares. Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date occurs before the date the recipient becomes the holder of record.

17.Suspension or Termination of Awards; Claw-Back. Notwithstanding any provision of the Plan to the contrary, if at any time (including after a notice of exercise has been delivered with respect to an Award that is an option or stock appreciation right), the Board of Directors, including any Committee authorized pursuant to Section 4.2 (the Board of Directors or such Committee, the “Committee” for purposes of this Section), reasonably believes that a participant, other than a non-employee director, has committed an act of misconduct as described in this section, the Committee may suspend the participant's right to exercise any stock option or stock appreciation right or the vesting of restricted stock or restricted stock unit awards pending a determination of whether an act of misconduct has been committed. If the Committee determines a participant, other than a non-employee director, has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or its subsidiaries, breach of fiduciary duty or deliberate disregard of Company rules resulting in loss, damage or injury to the Company, or if a participant makes an unauthorized disclosure of any Company trade secret or confidential information, engages in any conduct constituting unfair competition, induces any customer to breach a contract with the Company or induces any principal for whom the Company or its subsidiaries acts as agent to terminate such agency relationship, neither the participant nor his or her estate shall be entitled to exercise any stock option or stock appreciation right whatsoever and the participant's restricted stock or restricted stock unit agreement shall be terminated and cancelled. In addition, for any participant who is designated an “executive officer” by the Board of Directors, if the Committee determines that the participant engaged in an act of embezzlement, fraud or breach of fiduciary duty during the participant's employment that contributed to an obligation to restate the Company's financial statements (“Contributing Misconduct”), the participant shall be required to repay to the Company, in cash and upon demand, the Option Proceeds and/or Restricted Stock Proceeds, as applicable, resulting from the sale or other disposition (including to the Company) of shares issued or issuable upon exercise of a stock option or stock appreciation right or upon vesting of restricted stock or a restricted stock unit, as applicable, if the sale or disposition was effected during the 12-month period following the first public issuance or filing with the Securities and Exchange Commission of the financial statements required to be restated. The term “Option Proceeds” means, with respect to any sale or other disposition (including to the Company) of shares issued or issuable upon exercise of an option or stock appreciation right, an amount determined appropriate by the Committee to reflect the effect of the restatement on the Company's stock price, up to the amount equal to the number of shares sold or disposed of multiplied by the difference between the market value per share at the time of such sale or disposition and the exercise price. The term “Restricted Stock Proceeds” means, with respect to any sale or other disposition (including to the Company) of restricted stock or a restricted stock unit, an amount determined appropriate by the Committee to reflect the effect of the restatement on the Company's stock price, up to the amount equal to the market value per share at the time of such sale or other disposition multiplied by the number of shares or units sold or disposed of. The return of Option Proceeds and/or Restricted Stock Proceeds is in addition to and separate from any other relief available to the Company due to the executive officer's Contributing Misconduct. Any determination by the Committee with respect to the foregoing shall be final, conclusive and binding on all parties. For any participant who is an “executive officer,” the determination of the Committee shall be subject to the approval of the Board of Directors.

18.Repricing of Stock Options or SARs. Except as provided in Section 12, any amendment to the Plan or any award agreement that results in the repricing of an option or stock appreciation right issued under the Plan shall not be effective without prior approval of the shareholders of the Company. For this purpose, repricing includes a reduction in the exercise price of a stock option or a stock appreciation right or the cancellation of a stock option or a stock appreciation right in exchange for cash, stock options or stock appreciation rights with an exercise price less than the exercise price of the cancelled stock option or stock appreciation right, other awards under the Plan or any other consideration provided by the Company.

19.No Discretionary Acceleration of Vesting. Notwithstanding any provision of the Plan to the contrary, except as set forth in the proviso below, the Board of Directors shall not exercise discretion to accelerate vesting of any Award granted under the Plan; provided, however, that, notwithstanding any provision of the Plan to the contrary, the Board of Directors shall have the authority, in its discretion, to provide for accelerated vesting, exercisability and distribution of any Awards held by a participant under the Plan in the event of the participant’s death or disability or upon or following consummation of a Transaction as provided in Section 12.2.